                                                                    EXHIBIT 10.4

                                COST PLUS, INC.

                           DIRECTOR OPTION AGREEMENT



     Cost Plus, Inc., a California corporation (the "Company"), has granted to ((Directors)) (the " Optionee"), an option to purchase a total of ((Shares)) shares of the Company's Common Stock (the "Optioned Stock"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company's 1996 Director Option Plan (the "Plan") adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

     1.   Nature of the Option.  This Option is a nonstatutory option and is not
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intended to qualify for any special tax benefits to the Optionee.

     2.   Exercise Price.  The exercise price is $((Price)) for each share of
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Common Stock.

     3.   Exercise of Option.  This Option shall be exercisable during its
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term in accordance with the provisions of Section 8 of the Plan as follows:

          (i)  Right to Exercise.
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               (a) This Option may be exercised, in whole or in part, at any time or from time-to-time during its term.

               (b)  This Option may not be exercised for a fraction of a share.

               (c) In the event of Optionee's death, disability or other termination of service as a Director, the exercisability of the Option is governed by Section 8 of the Plan.

          (ii) Method of Exercise.  This Option shall be exercisable by
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written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

     4.  Method of Payment.  Payment of the exercise price shall be by any of
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 the following, or a combination thereof, at the election of the Optionee:

         (i)    cash;

         (ii)   check;

         (iii) surrender of other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or

         (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

     5.  Restrictions on Exercise.  This Option may not be exercised if the
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issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     6.  Non-Transferability of Option.  This Option may not be transferred
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in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     7.  Term of Option.  This Option may not be exercised more than ten (10)
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years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

     8.  Taxation Upon Exercise of Option.  Optionee understands that, upon
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exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is subject to
Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain limited circumstances the measurement and timing of such income (and the commencement of any capital gain holding period) may be deferred, and the Optionee is advised to contact a tax advisor concerning the application of
Section 83 in general and the availability a Section 83(b) election in particular in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

DATE OF GRANT:  _________________

                                    COST PLUS, INC.,
                                    a California corporation

                                    By:____________________________


     Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

     Dated: ___________________

                                       ____________________________
                                       Optionee

                                   EXHIBIT A

                                COST PLUS, INC.

                        DIRECTOR OPTION EXERCISE NOTICE


Cost Plus, Inc.
200 4th Street
Oakland, CA 94607

Attention:  Corporate Secretary


     1. Exercise of Option.  The undersigned ("Optionee") hereby elects to
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exercise Optionee's option to purchase ______ shares of the Common Stock (the "Shares") of Cost Plus, Inc. (the "Company") under and pursuant to the Company's 1996 Director Option Plan and the Director Option Agreement dated _____________ (the "Agreement").

     2. Representations of Optionee.  Optionee acknowledges that Optionee has
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received, read and understood the Agreement.

     3. Tax Consequences.  Optionee understands that Optionee may suffer
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adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     4. Delivery of Payment.  Optionee herewith delivers to the Company the
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aggregate purchase price for the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

     5. Entire Agreement.  The Agreement is incorporated herein by reference.
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This Exercise Notice and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. This Exercise Notice and the Agreement are governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:Accepted by:

OPTIONEE:                           COST PLUS, INC.

________________________________    By:______________________________


                                    Its:_____________________________

Address:

________________________________

________________________________


Dated:__________________________    Dated:___________________________

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